Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION ENTERS INTO MERGER AGREEMENT IN CONNECTION WITH ITS PROPOSED REIT CONVERSION AND SETS DATE FOR SPECIAL MEETING

BOSTON, MASSACHUSETTS – August 25, 2011 – American Tower Corporation (NYSE:AMT) today announced that it has entered into an Agreement and Plan of Merger with American Tower REIT, Inc., which provides for, among other things, the merger of American Tower Corporation with and into American Tower REIT, Inc. As previously announced, the merger is one of the steps in the reorganization of American Tower’s business operations for the purpose of positioning itself to elect real estate investment trust (REIT) status for federal income tax purposes for the taxable year commencing January 1, 2012 (the “REIT Conversion”). Pursuant to the merger agreement, (i) American Tower Corporation will merge with and into American Tower REIT, Inc., with American Tower REIT, Inc. succeeding to and continuing to operate the existing business of American Tower Corporation and (ii) the outstanding shares of American Tower Corporation Class A common stock will be converted into the right to receive the same number of shares of American Tower REIT, Inc. common stock.

A special meeting of American Tower Corporation’s stockholders is expected to be held on November 29, 2011 to vote on a proposal to adopt the merger agreement. Stockholders of record of American Tower Corporation at the close of business on October 3, 2011 will be entitled to vote by proxy or in person at the special meeting. A proxy statement/prospectus will be mailed to stockholders of record in early October.

Consummation of the merger is subject to certain conditions, including approval by American Tower Corporation’s stockholders, final approval of the REIT Conversion by American Tower Corporation’s Board of Directors, and other customary closing conditions. While American Tower Corporation anticipates electing REIT status for the taxable year beginning January 1, 2012, there is no certainty as to the timing of a REIT election or whether it will ultimately make a REIT election.

Principal advisors to American Tower Corporation related to the REIT conversion are Cleary Gottlieb Steen & Hamilton LLP, Goldman, Sachs & Co., Goodwin Procter LLP, PricewaterhouseCoopers LLC and Sullivan & Worcester LLP.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 38,000 communications sites in the United States, Brazil, Chile, Colombia, India, Ghana, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning American Tower Corporation’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding its expectation to elect REIT status, the timing and effect of that election, and the expected timing of the special meeting. Actual results may differ materially from those indicated in American Tower Corporation’s forward-looking statements as a result of various factors, including those factors set forth in

Item 1A of its Form 10-Q for the quarter ended June 30, 2011 under the caption “Risk Factors.” American Tower Corporation undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. American Tower REIT, Inc. has filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4/A containing a proxy statement of American Tower Corporation and a prospectus of American Tower REIT, Inc. with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to stockholders of American Tower Corporation who hold shares of its Class A common stock as of October 3, 2011. INVESTORS ARE URGED TO READ THE FORM S-4/A AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by American Tower Corporation free of charge by contacting Corporate Secretary, 116 Huntington Avenue, Boston, Massachusetts 02116.

American Tower Corporation, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower Corporation’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4/A and proxy statement. Information about the directors and executive officers of American Tower Corporation and their ownership of American Tower Corporation capital stock is set forth in the proxy statement for American Tower Corporation’s 2011 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4/A and proxy statement for the merger.

Investors should read the Form S-4/A and proxy statement carefully before making any voting or investment decisions.

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